UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2025

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	CA	91770	Rosemead,	CA	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626) 302-2222			(626) 302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

This current report includes forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and SCE's combined Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. Additionally, Edison International and SCE provide direct links to Edison International and SCE presentations, documents and other information at edisoninvestor.com (Presentations and Updates) in order to publicly disseminate such information.
Item 8.01    Other Events
The information furnished in this Item 8.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.
2026 Cost of Capital Final Decision
On December 18, 2025, the California Public Utilities Commission (the “CPUC”) issued a final decision authorizing Southern California Edison's ("SCE") cost of capital for 2026. The decision extends the cost of capital mechanism in its current form through this cycle. SCE’s capital structure and rate of return for 2025 and 2026 are set forth in the table below:

	2026 CPUC Authorized Capital Structure	2026 CPUC Authorized Cost of Capital	2025 CPUC Authorized Capital Structure	2025 CPUC Authorized Cost of Capital
Long-Term Debt	43.00%	4.71%	43.00%	4.58%
Preferred Equity	5.00%	6.89%	5.00%	6.42%
Common Equity	52.00%	10.03%	52.00%	10.33%
Rate of Return		7.59%		7.66%
Long-term Guidance

Following the CPUC decision described above, EIX is also reaffirming its guidance as follows:
•2025–2028 Core Earnings per Share (EPS) compound annual growth rate of 5–7%, resulting in 2028 Core EPS of $6.74–$7.14;
•2024–2028 compound annual rate base growth of 7–8%;
•2025–2028 capital plan of $28–29 billion;
•No annual equity needs for 2025–2028.

“With a dividend yield of approximately 6% and our long‑term core EPS growth target of 5% to 7%, Edison International offers a compelling case for total shareholder returns in the range of 11% to 13%. This combination of income and growth reflects the strength of our regulated business model and our commitment to delivering sustainable value for customers and investors,” said Pedro J. Pizarro, president and CEO of Edison International.

2025 Earnings Guidance

The company is also reaffirming its earnings guidance range for 2025, as summarized in the following chart.

	2025 Earnings Guidance		2025 Earnings Guidance
	as of Oct. 28, 2025		as of Dec. 18, 2025
	Low	High	Low	High
EIX Basic EPS	$8.05	$8.30	$8.05	$8.30
Less: Non-core Items*	2.10	2.10	2.10	2.10
EIX Core EPS	$5.95	$6.20	$5.95	$6.20
*There were $808 million, or $2.10 per share, of non-core items recorded for the nine months ending Sept. 30, 2025. Basic EPS guidance only incorporates non-core items until Sept. 30, 2025.

Use of Non-GAAP Financial Measures

Our management uses core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as basic EPS or core EPS also apply to the description of earnings or earnings per share.

Core EPS is a non-GAAP financial measure and may not be comparable to those of other companies. Core EPS is defined as basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: December 18, 2025

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: December 18, 2025